Exhibit 99.1

PRESS RELEASE	Contact: Richard P. Smith
For Immediate Release	President & CEO (530) 898-0300

TRICO BANCSHARES ANNOUNCES QUARTERLY RESULTS

CHICO, Calif. – (July 27, 2012) – TriCo Bancshares (NASDAQ: TCBK) (the “Company”), parent company of Tri Counties Bank (the “Bank”), today announced a $2,550,000 (92.0%) increase in earnings to $5,321,000 for the three months ended June 30, 2012 from $2,771,000 for the three months ended June 30, 2011. Diluted earnings per share for the three months ended June 30, 2012 were $0.33 compared to diluted earnings per share of $0.17 for the three months ended June 30, 2011. Diluted earnings per share for the six months ended June 30, 2012 and 2011 were $0.58 and $0.35, respectively, on earnings of $9,252,000 and $5,571,000, respectively.

Total assets of the Company increased $349,434,000 (16.1%) to $2,525,618,000 at June 30, 2012 from $2,176,184,000 at June 30, 2011. Total loans of the Company increased $156,420,000 (11.2%) to $1,552,482,000 at June 30, 2012 from $1,396,062,000 at June 30, 2011. The increase in loans from the year-ago balance is primarily due to $167,484,000 of loans acquired in the acquisition of the banking operations of Citizens Bank of Northern California (“Citizens”) on September 23, 2011 that was partially offset by charge offs and net loan payoffs. Loans increased $41,397,000 (2.7%) during the three months ended June 30, 2012 primarily due to seasonal draws on lines of credit and demand for new loans.

Total deposits of the Company increased $329,046,000 (17.9%) to $2,165,777,000 at June 30, 2012 from $1,836,731,000 at June 30, 2011. The increase in deposits is mainly due to $239,899,000 of deposits acquired in the Citizens acquisition.

The following is a summary of the components of the Company’s consolidated net income for the periods indicated:

	Three months ended June 30,

(dollars in thousands)	2012	2011	$ Change	% Change
Net Interest Income	$25,934	$21,753	$4,181	19.2%
Provision for loan losses	(3,371)	(5,561)	2,190	(39.4%)
Noninterest income	10,577	8,251	2,326	28.2%
Noninterest expense	(24,367)	(20,095)	(4,272)	21.3%
Provision for income taxes	(3,452)	(1,577)	(1,875)	118.9%

Net income	$5,321	$2,771	$2,550	92.0%

Included in the Company’s results for the three month period ended June 30, 2012 is the acquisition by Tri Counties Bank of the banking operations of Citizens Bank of Northern California, Nevada City, California from the FDIC under a whole bank purchase and assumption agreement without loss sharing on September 23, 2011. The assets acquired and liabilities assumed in the Citizens acquisition have been accounted for under the acquisition method of accounting (formerly the purchase method). Loans acquired through the Citizens acquisition are classified as Purchased Not Credit Impaired (PNCI), Purchased Credit Impaired – cash basis (PCI – cash basis), or Purchased Credit Impaired – other (PCI – other). Loans not acquired in an acquisition or otherwise “purchased” are classified as “originated”. Further details regarding interest income from loans, including fair value discount accretion, may be found under the heading “Supplemental Loan Interest Income Data” in the Consolidated Financial Data table at the end of this announcement.

The following table shows the components of net interest income and net interest margin on a fully tax-equivalent (FTE) basis for the periods indicated:

ANALYSIS OF CHANGE IN NET INTEREST MARGIN ON EARNING ASSETS

(unaudited, dollars in thousands)

	Three Months Ended
	June 30, 2012			June 30, 2011
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Earning assets
Loans	$1,534,006	$25,792	6.73%	$1,393,989	$21,735	6.24%
Investments - taxable	208,417	1,615	3.10%	271,089	2,354	3.47%
Investments - nontaxable	9,561	171	7.15%	11,839	216	7.31%
Federal funds sold	579,164	430	0.30%	351,512	242	0.28%

Total earning assets	2,331,148	28,008	4.81%	2,028,429	24,547	4.84%

Other assets, net	177,951			164,222

Total assets	$2,509,099			$2,192,651

Liabilities and shareholders’ equity
Interest-bearing
Demand deposits	$473,124	197	0.17%	$408,109	358	0.35%
Savings deposits	731,988	296	0.16%	613,924	372	0.24%
Time deposits	380,943	584	0.61%	406,436	1,072	1.06%
Other borrowings	62,300	601	3.86%	59,139	600	4.06%
Trust preferred securities	41,238	332	3.22%	41,238	312	3.03%

Total interest-bearing liabilities	1,689,593	2,010	0.48%	1,528,846	2,714	0.71%

Noninterest-bearing deposits	562,909			424,331
Other liabilities	33,569			33,711
Shareholders’ equity	223,028			205,763

Total liabilities and shareholders’ equity	$2,509,099			$2,192,651

Net interest rate spread			4.33%			4.13%
Net interest income/net interest margin (FTE)		25,998	4.46%		21,833	4.31%

FTE adjustment		(64)			(80)

Net interest income (not FTE)		$25,934			$21,753

Net interest income (FTE) during the three months ended June 30, 2012 increased $4,165,000 (19.1%) from the same period in 2011 to $25,998,000. The increase in net interest income (FTE) was due to a $140,017,000 (10.4%) increase in average balance of loans and a 49 basis point increase in average yield on loans to 6.73%, both of which are primarily due to the Citizens acquisition in September 2011. The operations of Citizens from April 1, 2012 to June 30, 2012 added approximately $5,032,000 and $5,000 to interest income and interest expense, respectively. Included in the $5,032,000 of Citizens related interest income recorded during the three months ended June 30, 2012, is $2,278,000 of interest income from fair value discount accretion. Also contributing to the increase in net interest income during the three months ended June 30, 2012 was a 19 basis point decrease in the cost of deposits from 0.39% during the three months ended June 30, 2011 to 0.20% during the three months ended June 30, 2012.

The Company provided $3,371,000 for loan losses in the second quarter of 2012 versus $3,996,000 in the first quarter of 2012 and $5,561,000 in the second quarter of 2011. Included in the provision for loan losses during the quarter ended June 30, 2012, was $281,000 related to Citizens loans. The allowance for loan losses increased $397,000 from $45,452,000 at March 31, 2012 to $45,849,000 at June 30, 2012. The decrease in provision for loan losses during the second quarter of 2012 compared to the first quarter of 2012 was primarily the result of a decrease in nonperforming Originated loans and a decrease in net loan charge offs.

The following table presents the key components of noninterest income for the periods indicated:

	Three months ended June 30,
(dollars in thousands)	2012	2011	$ Change	% Change
Service charges on deposit accounts	$3,644	$3,700	($56)	(1.5%)
ATM fees and interchange	2,026	1,776	250	14.1%
Other service fees	570	437	133	30.4%
Mortgage banking service fees	379	370	9	2.4%
Change in value of mortgage servicing rights	(464)	(162)	(302)	186.4%

Total service charges and fees	6,155	6,121	34	0.6%

Gain on sale of loans	1,237	495	742	149.9%
Commission on NDIP	842	648	194	29.9%
Increase in cash value of life insurance	450	450	—	0.0%
Change in indemnification asset	662	144	518	359.7%
Gain on sale of foreclosed assets	304	185	119	64.3%
Life insurance death benefit	600	—	600
Other noninterest income	327	208	119	57.2%

Total other noninterest income	4,422	2,130	2,292	107.6%

Total noninterest income	$10,577	$8,251	$2,326	28.2%

Noninterest income increased $2,326,000 (28.2%) to $10,577,000 in the three months ended June 30, 2012 when compared to the three months ended June 30, 2011. The increase in noninterest income was primarily due to a $742,000 increase in gain on sale of loans, a $600,000 gain on life insurance benefit, a $518,000 increase in change in indemnification asset, a $250,000 increase in ATM fees and interchange, and a $194,000 increase in commissions on sale of nondeposit investment products (NDIP), that were partially offset by a $302,000 decrease in change in value of mortgage servicing rights to a negative $464,000. The increase in gain on sale of loans is due to increased residential real estate loan refinance activity and our focus to service that activity. The increase in change in indemnification asset is due to increased actual and estimated future losses in our covered loan and foreclosed assets portfolios. The increase in commissions on sale of NDIP is due to our application of additional resources in that area. The operations of Citizens from April 1, 2012 to June 30, 2012 accounted for $643,000 of the $10,577,000 of noninterest income during the three months ended June 30, 2012.

Salary and benefit expenses increased $1,775,000 (16.6%) to $12,490,000 during the three months ended June 30, 2012 compared to the three months ended June 30, 2011. Base salaries increased $1,075,000 (14.9%) to $8,273,000 during the three months ended June 30, 2012. The increase in base salaries was mainly due to a 10.3% increase in average full time equivalent staff to 741 and annual merit increases when compared to the three months ended June 30, 2011. The increase in full time equivalent staff is mainly due to the Citizens acquisition on September 23, 2011. Incentive and commission related salary expenses increased $564,000 (72.0%) to $1,347,000 during three months ended June 30, 2012 due primarily to increases in production related incentives and incentives tied to net income. Benefits expense, including retirement, medical and workers’ compensation insurance, and taxes, increased $136,000 (5.0%) to $2,870,000 during the three months ended June 30, 2012 primarily due to the increase in average full time equivalent staff noted above. The operations of Citizens from April 1, 2012 to June 30, 2012 added $894,000 to salaries and benefits expense.

Other noninterest expenses increased $2,497,000 (26.6%) to $11,877,000 during the three months ended June 30, 2012 when compared to the three months ended June 30, 2011. Changes in the various categories of other noninterest expense are reflected in the table below. The changes are indicative of the Citizens acquisition, and the economic environment which has led to increases, or fluctuations, in professional loan collection expenses, provision for foreclosed asset losses, and foreclosed asset expenses. The operations of Citizens from April 1, 2012 to June 30, 2012 added $1,257,000 to other noninterest expense including $419,000 of loan and OREO expenses.

The following table presents the key components of the Company’s noninterest expense for the periods indicated:

	Three months ended June 30,
(dollars in thousands)	2012	2011	$ Change	% Change
Salaries	$8,273	$7,198	$1,075	14.9%
Commissions and incentives	1,347	783	564	72.0%
Employee benefits	2,870	2,734	136	5.0%

Total salaries and benefits expense	12,490	10,715	1,775	16.6%

Occupancy	1,857	1,402	455	32.5%
Equipment	1,126	880	246	28.0%
Change in reserve for unfunded commitments	40	(50)	90
Data processing and software	1,143	956	187	19.6%
Telecommunications	567	520	47	9.0%
ATM network charges	532	507	25	4.9%
Professional fees	691	573	118	20.6%
Advertising and marketing	863	739	124	16.8%
Postage	218	219	(1)	(0.5%)
Courier service	256	221	35	15.8%
Intangible amortization	52	20	32	160.0%
Operational losses	143	118	25	21.2%
Provision for foreclosed asset losses	1,004	638	366	57.4%
Foreclosed asset expense	267	115	152	132.2%
Assessments	590	518	72	13.9%
Other	2,528	2,004	524	26.1%

Total other noninterest expense	11,877	9,380	2,497	26.6%

Total noninterest expense	$24,367	$20,095	$4,272	21.3%

In addition to the historical information contained herein, this press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company’s actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, interest rate fluctuations, economic conditions in the Company’s primary market area, demand for loans, regulatory and accounting changes, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors detailed in the Company’s reports filed with the Securities and Exchange Commission which are incorporated herein by reference, including the Form 10-K for the year ended December 31, 2011. These reports and this entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company’s business. Any forward-looking statement may turn out to be wrong and cannot be guaranteed. The Company does not intend to update any of the forward-looking statements after the date of this release.

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 37-year history in the banking industry. It operates 41 traditional branch locations and 27 in-store branch locations in 23 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 73 ATMs and a 24-hour, seven days-a-week telephone customer service center. Brokerage services are provided by the Bank’s investment services affiliate, Raymond James Financial Services, Inc. For further information please visit the Tri Counties Bank web site at http://www.tricountiesbank.com.

TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA

(Unaudited. Dollars in thousands, except share data)

	Three months ended
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Statement of Income Data
Interest income	$27,944	$27,164	$29,609	$24,472	$24,467
Interest expense	2,010	2,128	2,329	2,465	2,714
Net interest income	25,934	25,036	27,280	22,007	21,753
Provision for loan losses	3,371	3,996	5,429	5,069	5,561
Noninterest income:
Service charges and fees	6,155	5,952	6,457	5,584	6,121
Other income	4,422	2,313	4,032	9,139	2,130
Total noninterest income	10,577	8,265	10,489	14,723	8,251
Noninterest expense:
Base salaries net of deferred loan origination costs	8,273	8,159	8,071	7,478	7,198
Incentive compensation expense	1,347	1,375	188	1,850	783
Employee benefits and other compensation expense	2,870	3,228	2,506	2,602	2,734
Total salaries and benefits expense	12,490	12,762	10,765	11,930	10,715
Other noninterest expense	11,877	10,153	11,311	8,943	9,380
Total noninterest expense	24,367	22,915	22,076	20,873	20,095
Income before taxes	8,773	6,390	10,264	10,788	4,348
Net income	$5,321	$3,931	$6,549	$6,470	$2,771
Share Data
Basic earnings per share	$0.33	$0.25	$0.41	$0.40	$0.17
Diluted earnings per share	$0.33	$0.25	$0.41	$0.40	$0.17
Book value per common share	$13.96	$13.71	$13.55	$13.19	$12.82
Tangible book value per common share	$12.91	$12.66	$12.49	$12.14	$11.82
Shares outstanding	15,992,893	15,978,958	15,978,958	15,978,958	15,978,958
Weighted average shares	15,985,922	15,978,958	15,978,958	15,978,958	15,922,228
Weighted average diluted shares	16,047,344	16,042,765	16,015,312	16,006,358	15,953,572
Credit Quality
Nonperforming originated loans	$69,749	$70,764	$75,775	$74,324	$73,720
Total nonperforming loans	82,877	82,575	85,731	85,067	73,720
Guaranteed portion of nonperforming loans	218	218	3,061	3,287	3,496
Foreclosed assets, net of allowance	12,743	14,789	16,332	17,870	9,337
Loans charged-off	4,188	4,922	5,340	4,428	5,230
Loans recovered	1,214	464	525	697	407
Selected Financial Ratios
Return on average total assets	0.85%	0.63%	1.04%	1.17%	0.51%
Return on average equity	9.54%	7.14%	12.19%	12.41%	5.39%
Average yield on loans	6.73%	6.53%	6.94%	6.24%	6.24%
Average yield on interest-earning assets	4.81%	4.66%	5.12%	4.82%	4.84%
Average rate on interest-bearing liabilities	0.48%	0.49%	0.53%	0.64%	0.71%
Net interest margin (fully tax-equivalent)	4.46%	4.30%	4.71%	4.34%	4.31%
Supplemental Loan Interest Income Data:
Discount accretion PCI - cash basis loans	108	18	418	28	—
Discount accretion PCI - other loans	886	776	949	223	185
Discount accretion PNCI loans	1,391	1,286	1,738	—	—
Regular interest Purchased loans	3,439	3,420	3,651	978	872
All other loan interest income	19,968	19,429	20,491	20,758	20,678
Total loan interest income	25,792	24,929	27,247	21,987	21,735

TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA

(Unaudited. Dollars in thousands)

	Three months ended
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Balance Sheet Data
Cash and due from banks	$644,102	$681,760	$637,275	$522,636	$391,054
Securities, available-for-sale	202,849	212,157	229,223	257,300	264,992
Federal Home Loan Bank Stock	9,990	10,508	10,610	11,124	9,199
Loans held for sale	5,321	5,869	10,219	10,872	4,379
Loans:
Commercial loans	139,733	129,906	139,131	154,257	140,531
Consumer loans	393,248	419,539	406,330	400,627	382,864
Real estate mortgage loans	984,147	924,336	965,922	978,492	828,757
Real estate construction loans	35,354	37,304	39,649	42,251	43,910
Total loans, gross	1,552,482	1,511,085	1,551,032	1,575,627	1,396,062
Allowance for loan losses	(45,849)	(45,452)	(45,914)	(45,300)	(43,962)
Foreclosed assets	12,743	14,789	16,332	17,870	9,337
Premises and equipment	22,595	19,814	19,893	19,717	20,142
Cash value of life insurance	50,292	50,853	50,403	51,891	51,441
Goodwill	15,519	15,519	15,519	15,519	15,519
Intangible assets	1,196	1,248	1,301	1,353	475
Mortgage servicing rights	4,757	4,784	4,603	4,238	4,818
FDIC indemnification asset	4,046	3,405	4,405	4,473	4,545
Accrued interest receivable	7,545	7,095	7,312	7,397	6,549
Other assets	38,030	39,474	43,384	33,750	41,634
Total assets	2,525,618	2,532,908	2,555,597	2,488,467	2,176,184
Deposits:
Noninterest-bearing demand deposits	578,010	564,143	541,276	469,630	419,391
Interest-bearing demand deposits	480,337	488,573	431,565	425,281	401,040
Savings deposits	737,433	724,449	797,182	788,276	618,413
Time certificates	369,997	392,581	420,513	437,036	397,887
Total deposits	2,165,777	2,169,746	2,190,536	2,120,223	1,836,731
Accrued interest payable	1,415	1,587	1,674	1,815	1,865
Reserve for unfunded commitments	2,590	2,550	2,740	2,640	2,640
Other liabilities	30,538	29,675	30,427	28,808	29,561
Other borrowings	60,831	69,074	72,541	82,919	59,234
Junior subordinated debt	41,238	41,238	41,238	41,238	41,238
Total liabilities	2,302,389	2,313,870	2,339,156	2,277,643	1,971,269
Total shareholders’ equity	223,229	219,038	216,441	210,824	204,915
Accumulated other comprehensive gain	3,537	3,658	3,811	3,468	2,644
Average loans	1,534,006	1,527,536	1,570,648	1,410,151	1,393,989
Average interest-earning assets	2,331,148	2,334,842	2,320,205	2,037,348	2,028,429
Average total assets	2,509,099	2,514,541	2,513,634	2,207,800	2,192,651
Average deposits	2,148,964	2,149,212	2,149,422	1,865,399	1,852,800
Average total equity	$223,028	$220,366	$214,979	$208,560	$205,763
Total risk based capital ratio	14.3%	14.3%	13.9%	13.5%	14.6%
Tier 1 capital ratio	13.0%	13.0%	12.7%	12.2%	13.3%
Tier 1 leverage ratio	9.7%	9.5%	9.5%	10.5%	10.4%
Tangible capital ratio	8.2%	8.0%	7.9%	7.8%	8.7%